1 CITI 2017 GLOBAL PROPERTY CEO CONFERENCE MARCH 2017 ON PROSPECT

2 AIMCO VALUE CREATION Measure Success by Economic Income: 5-Year CAGR of 13%(1) NAV per share: 5-year CAGR of 11%(2) Quarterly cash dividends per share: 5-year CAGR of 22% Property Operations Same Store NOI:(3) 5-year CAGR of 6% Redevelopment Redevelopments completed during the last five years: Created $300M of value, or 40% of our investment Portfolio Quality Average revenue per apartment home: 5-year CAGR of 9% Balance Sheet Leverage to EBITDA: 5-year CAGR of negative 7% Earnings AFFO per share: 5-Year CAGR of 18% In 2016, recognized as a "Top Place to Work" for the fourth year in a row (1) Economic Income represents the annual change in Net Asset Value (NAV) per share, plus cash dividends per share. All measurements above relate to the period from 3Q 2011 through 3Q 2016. (2) The annual change in NAV per share is computed based on Aimco's 3Q NAV estimates. (3) Reported Same Store NOI

STRATEGIC OBJECTIVES

Operational Excellence

Focus on Total Contribution to AFFO

- Lower resident turnover through careful customer selection and emphasis on measured customer satisfaction
- Control costs by focusing on productivity while maintaining asset quality and a high level of customer service
- 2017 Guidance
  - Revenue ↑ 3.25% - 4.25%
  - Expenses ↑ 2.50% - 3.00%
  - NOI ↑ 3.50% - 5.00%

Redevelopment

Add Value by Repositioning Properties Within Existing Portfolio

- Invest up to 3% of GAV annually
- Current projects are expected to create value >35% of our investment
- 2017 Guidance
  - Invest $100M - $200M, expected to create >$50M of value

Portfolio Management

Reduce Revenue Volatility Through Portfolio Design and Customer Selection

- Diversify by geography across 12 target markets
- Diversify by price point with ~50% "A" properties and ~50% "B/C+" properties
- Select highly qualified residents
  - Higher earnings are correlated with an older, more stable customer
  - Median income of new residents in 4Q 2016 was ~$95,000, up 6% year-over-year
  - Average age of new residents in 4Q 2016 was 36
- 2017 Guidance
  - Year-end average revenue per apartment home ~$2,050

Balance Sheet

Limit Risk Through Balance Sheet Structure

- Finance with long-term, fixed-rate, amortizing, non-recourse property debt and preferred securities
- Maintain investment-grade rating
- Weighted-average maturity of 10 years is ~50% longer than peer average
- 2017 Guidance
  - Year-end Leverage: EBITDA ~6.5x

Team and Culture

Intentional focus on talent development and succession planning results in a strong, stable team that engenders a collaborative and productive culture which is the underpinning of Aimco's success.

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4 PROPERTY OPERATIONS STRATEGY STRATEGY PROVIDES FOR • Greater NOI contribution: Renewal lease rate increases are generally higher than new lease rate increases; renewals avoid costs associated with turnover: higher vacancy, refurbishment, and marketing. • More predictable operating results: Renewal lease rate increases are less volatile; operating costs more predictable. PRODUCE ABOVE-AVERAGE OPERATING RESULTS • Focus on customer satisfaction, customer selection, resident retention, and superior cost control. • Focus on efficient operations by centralizing activities, standardizing purchasing and investing in longer-lived materials.

5 STRONG OPERATING PERFORMANCE (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex and UDR. Source for peer information: Bank of America Merrill Lynch, which does not track MAA turnover. (2) Volatility as measured by the standard deviation of revenue growth. Standard deviation computed by Aimco based on information reported by SNL Financial. Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Results are for Aimco's expected 1Q 2017 Same Store portfolio. (3) Aimco measures changes in Same Store rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified either as a new lease, where a vacant apartment is leased to a new customer, or as a renewal. Results are for Aimco's expected 1Q 2017 Same Store portfolio. Focus on customer satisfaction and resident retention leads to more predictable revenue growth: • Aimco receives ~90,000 customer surveys every year: Customer satisfaction has averaged more than 4.0 (on a 1 to 5 scale) for the past thirteen quarters and averaged 4.2 during 4Q 2016. • Aimco turnover is below peer average: For the five years from 2012 through 2016, Aimco turnover averaged 48% compared to the peer average of 53%.(1) Renewals are more profitable. Aimco estimates a renewal lease to generally be ~20% more profitable due to better pricing and avoided costs. • Revenue growth predictability is highest among peers: For the five years from 2012 through 2016, Aimco revenue growth was the least volatile among our peers. Predictable revenue growth is due in part to higher retention and the steady renewal rent increases from this part of our business.(2) Aimco renewal rent increases were greater than 5% for fourteen of the last twenty quarters and averaged 5.5% during that five-year period. PRELIMINARY CHANGES IN SAME STORE RENTAL RATES(3) JAN 2017 FEB 2017 1QTD 2017 RENEWALS 5.1% 5.5% 5.3% NEW LEASES -0.3% -1.6% -1.0% WT. AVG. 2.3% 1.7% 2.0% 2012 2013 2014 2015 2016 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 Same Store Rental Rates(3) 2012 - 2016 New Rate Renewal Rate Wt. Avg. Rate • Inside Aimco's portfolio, diversified by geography and by price point, new lease rate growth quarter-to-date for "B" price point communities is ~340 basis points greater than the rate of growth for "A" price point communities. • Quarter-to-date, new lease rent growth was weaker than expected but renewal rent growth was stronger and property operating costs were lower than anticipated. The resulting NOI growth was consistent with the expectations embedded in our 2017 guidance.

6 PEER-LEADING EXPENSE CONTROL • Focus on efficient operations: Over the past five years, the compound annual growth rate for Aimco's Controllable Operating Expenses ("COE"), which are property level operating expenses before taxes, insurance, and utilities is 0.3%. • Centralize: moving administrative tasks to the Shared Service Center reduces cost and allows site teams to focus on sales and service. • Standardize: reduce complexity, increase purchasing volume discounts. • Invest: focus on total lifecycle costs and invest in more durable materials such as plank flooring instead of carpet and granite countertops instead of laminate. * Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Data Source: SNL Financial. CAGR 3.0% Peer Avg* 2.2% Aimco 0.3% Aimco COE 95 100 105 110 115 120 2011 2012 2013 2014 2015 2016 Same Store Expense Growth 2012 - 2016

7 REDEVELOPMENT STRATEGY REDEVELOPMENT APPROACH • Own communities where land value as a percentage of total value is high. Lower price-point communities with high land values support redevelopment and entitlement activities. • Provide predictable cash flows through excellence in property operations and incubate while land appreciates. • Where appropriate, re-entitle land in anticipation of adding future value. Entitlement requires little capital. • Redevelop properties when market conditions support repositioning. AIMCO RISK MANAGEMENT POLICIES • Invest up to 3% of GAV in redevelopment and development annually. • In all investment activities, require unlevered returns that reflect risk acceptance. • Arrange in advance required capital from property debt financing and equity raised in "paired trades." • Aimco is not a developer. Aimco relies on third-party developers whose expertise and balance sheet limit Aimco exposure to construction risks. • Limit exposure to lease-up risk, including by taking on an equity partner if indicated.

8 SELECT VALUE CREATION OPPORTUNITIES Eastpointe (Boulder, CO) Creekside (Denver, CO) Foxchase (Alexandria, VA) Yacht Club at Brickell (Miami, FL) Scotchollow (Redwood City, CA) Yorktown Apartments (Lombard, IL) Preserve at Marin (Corte Madera, CA) Merrill House (Falls Church, VA) Royal Crest Estates (North Andover, MA)

REDEVELOPMENT VALUE CREATION

- The portfolio of Aimco redevelopment and limited development activities predictably results in value creation of 25% to 35%.
- During 2016, three Aimco redevelopment properties achieved NOI stabilization creating ~$170M of value, equal to 30% of our investment.
- Multi-phase redevelopments under construction at year-end 2016 are projected to create value of > 35% of Aimco's investment.
- Aimco plans 2018 starts to backfill our redevelopment pipeline, providing for continuing value creation.

MULTI-PHASE REDEVELOPMENTS UNDER CONSTRUCTION

	Estimated Net Investment ($M)	Redevelopment Scope	Apartment Homes to be Redeveloped
BAY PARC PLAZA MIAMI, FL	$16.0	Amenities, common areas, creation of a new commercial space	na
THE PALAZZO AT PARK LA BREA LOS ANGELES, CA	$24.5	Unit interiors, common areas	389
PARK TOWNE PLACE PHILADELPHIA, PA	$136.3	Unit interiors, building exterior, amenities, common areas, commercial space	701
SAYBROOK POINT SAN JOSE, CA	$15.2	Unit interiors, building exteriors, amenities, common areas	324
THE STERLING PHILADELPHIA, PA	$73.0	Unit interiors, amenities, common areas, commercial space	534
YORKTOWN LOMBARD, IL	$25.7	Unit interiors, amenities, common areas	292

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WHAT'S NEXT FOR REDEVELOPMENT?

POTENTIAL FUTURE REDEVELOPMENT AND LIMITED DEVELOPMENT STARTS



DENVER
21 Fitzsimons
Boston Lofts
Eastpointe
Township at Highlands
MINNEAPOLIS
Calhoun Beach Club
CHICAGO
100 Forest Place
Evanston Place
Yorktown Apartments (Expansion)
BAY AREA
707 Leahy
Preserve At Marin (Expansion)
GREATER LA
3400 Avenue of the Arts
Palazzo East
Villas at Park La Brea
SAN DIEGO
Mariner's Cove
PHILADELPHIA
Park Towne Place (Expanded Scope)
Chestnut Hall
GREATER DC
Foxchase
Merrill House
Shenandoah Crossing
MIAMI
Bay Parc Plaza (Expanded Scope)
Flamingo South Beach
Yacht Club at Brickell

The menu shown above is representative of the communities whose redevelopment or development expansion is being considered. Actual projects and their scope may differ materially from the above.

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11 PORTFOLIO STRATEGY To upgrade our portfolio through redevelopment, property upgrades, acquisitions, and limited development activity. We do this through a strict paired-trade discipline with: • DISPOSITION of up to 10% of our portfolio annually, primarily from submarkets with lower revenue growth prospects; and • REINVESTMENT of these proceeds in communities with better locations, higher expected rent growth and higher projected free cash flow internal rates of return. • We maintain sufficient geographic and price point DIVERSIFICATION to limit volatility and concentration risk, while focusing investment in higher rent growth, higher-margin submarkets. • We offer a product that ATTRACTS highly qualified residents with positive prospects for income growth and the ability and willingness to pay for high quality homes and service.

12 PORTFOLIO DIVERSIFICATION Aimco defines apartment community quality as follows: "A" quality communities are those with rents greater than 125% of local market average; "B" quality communities are those with rents 90% to 125% of local market average; "C+" quality communities are those with rents less than 90% of local market average, and with rents greater than $1,100 per month; and "C" quality communities are those with rents less than 90% of local market average and with rents less than $1,100 per month. The charts above illustrate Aimco's 4Q 2016 Conventional Property portfolio based on 3Q 2016 GAV. • Aimco emphasizes diversification by geography and by price point. • The nature of a diversified portfolio is that generally some markets accelerate while other markets decelerate, and their combination mutes the volatility of local building cycles. Price Point Diversification (% Conv. GAV) A Quality 52% Avg Rev/Apt Home $2,505 B Quality 34% Avg Rev/Apt Home $1,771 C+ Quality 14% Avg Rev/Apt Home $1,595 Geographic Diversification (% Conv. GAV) Coastal California 41% Mid Atlantic 19% Northeast 16% Sunbelt 7% Miami 9% Chicago 6% Other 2%

13 AIMCO EXPOSURE TO NEW SUPPLY • New supply generally impacts rent growth when completions are greater than 2% of existing inventory. Nationwide, 2017 completions as a percentage of existing inventory are projected to be 2.4%. This compares to 1.9% for 2016, and 1.5% for 2015.(1) • However, building cycles vary by geography and not all markets are oversupplied. Where there is new supply, it is typically delivered at the highest rents in the market, putting competitive pressure primarily on existing high-rent "A" communities. • Aimco emphasizes price point and submarket diversification to mitigate the impact of new supply. As of 12/31/2016, Aimco Conventional property GAV was invested in seventy-seven submarkets with the following new supply profile:(2) (1) Source: MPF Research. Data as of 4Q 2016. (2) Data as of 4Q 2016. Based on submarket data for deliveries in the next twelve months as a percentage of existing stock, available from MPF Research. Aimco GAV as of 3Q 2016. 53% 20% 15% 12% Submarket Supply Exposure (% Conventional GAV in Submarkets) Minimal Exposure: 53% of Aimco GAV is invested in "B/C+" price point communities or in "A" price point communities in submarkets with no new supply in the next twelve months. Normal Exposure: 20% of Aimco GAV is invested in "A" price point communities in submarkets with less than 2% new supply in the next twelve months. Moderate Exposure: 15% of Aimco GAV is invested in "A" price point communities in submarkets with 2% to 5% new supply in the next twelve months Above Average Exposure: 12% of Aimco GAV is invested in "A" price point communities in submarkets with more than 5% new supply in the next twelve months.

AIMCO EXPOSURE TO NEW SUPPLY

- As a result of diversification, Aimco's exposure to competitive new supply is primarily limited to its "A" price point communities in submarkets with projected completions of more than 2% of existing stock during the next twelve months…or approximately 27% of Aimco GAV.
- This exposure is mitigated in those submarkets where the rate of job growth is greater than the rate of supply growth and in other submarkets, where Aimco's "A" rents are substantially lower than the rents charged by new supply.

	Aimco Supply Exposure		Factors Mitigating Impact of New Supply		
MARKET: Submarket(s)	% Aimco GAV Invested in "A" Communities[(1)]	Completions as a % of Existing Stock[(2)]	New Jobs per Unit Completed[(3)]	New HH per Unit Completed[(3)]	Aimco Specific Factors
MIAMI: DOWNTOWN/SOUTH BEACH	7.4%	3.5%	3	2	Aimco rents ~95% of new supply rents[(4)]
PHILADELPHIA: CENTER CITY	6.1%	7.5%	4	2	Aimco rents ~95% of new supply rents[(4)]
BOSTON: INTOWN, CAMBRIDGE	3.3%	2.3%	5	2	Aimco lease-ups: complete
SAN FRANCISCO: SOUTH SAN MATEO COUNTY	3.1%	7.8%	3	1	Aimco lease-up: substantially complete
DENVER: NORTH AURORA	1.5%	3.8%	3	2	High rate of job growth, insulated location
ATLANTA: BUCKHEAD, MIDTOWN, SANDY SPRINGS	1.4%	12.1%	3	3	Aimco rents ~85% of new supply rents[(4)]
MINNEAPOLIS: UPTOWN/ST. LOUIS PARK	1.3%	3.4%	5	4	Aimco rents ~90% of new supply rents[(4)]
DENVER: DOWNTOWN	0.7%	14.4%	3	2	Aimco rents ~90% of new supply rents[(4)]
OTHER: DOWNTOWN SAN DIEGO, DOWNTOWN SEATTLE, WEST NASHVILLE	1.8%	8.3%	3	2	Aimco rents ~85% of new supply rents[(4)]
GRAND TOTAL/WT. AVG.	**26.6%**	**6.7%**	**3**	**2**	

(1) As of 3Q 2016.
(2) Based on submarket data for deliveries in the next twelve months as a percentage of existing stock as of 4Q 2016, available from MPF Research.
(3) Employment and Household Formation figures are based on market data as reported by Green Street Advisors (February 2017).
(4) Aimco rents are measured against rents on new buildings within a three mile radius of Aimco community. Construction and lease-up data as reported by AxioMetrics as of 3Q 2016.

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HIGH QUALITY BALANCE SHEET

- Aimco has a safe, flexible balance sheet with abundant liquidity.
- Aimco leverage consists primarily of non-recourse, amortizing, fixed-rate property debt and perpetual preferred equity.
- Both S&P and Fitch rate the Aimco balance sheet "investment grade," which would be useful to access capital through the sale of bonds in public or private transactions.
    - In 2016, Aimco closed $394M of property loans that have a weighted average term to maturity of 9.4 years at a weighted average rate 145 basis points above the 10-year Treasury rate at the time of pricing.
    - In 2016, REITs having an investment grade rating of BBB- have issued ten year bonds in the range of 157 to 375 basis points above the then ten year Treasury rate.
- During the last three years, Aimco has reduced leverage and added financial flexibility by creating an unencumbered pool of assets. We expect de-levering to continue during the next two years.

	Year-End 2013	Year-End 2016	% Change	Forecast Year-End 2018
DEBT TO EBITDA	7.1x	6.3x	- 11%	~5.8x
DEBT AND PREFERRED EQUITY TO EBITDA	7.3x	6.7x	- 8%	~6.2x
VALUE OF UNENCUMBERED ASSETS	$0.4B	$1.6B	+ 300%	~$1.9B

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16 5.7x 6.7x 4.8x Peer Wt. Avg. Aimco Aimco Based on Balances Due at Maturity • Aimco Debt and Preferred Equity to EBITDA of 6.7x reflects outstanding balances at December 31, 2016, but overstates the refunding risk of our leverage. • Our property debt balances at maturity are more than $800 million lower than 4Q 2016 balances due to principal amortization paid from retained earnings. • On a run rate basis, Aimco forecasts total leverage to annualized EBITDA of approximately 6.3x at 4Q 2017. HIGH QUALITY BALANCE SHEET (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Peer weighted average computed by Aimco based on 12/31/2016 debt and preferred equity balances, less cash, cash equivalents and restricted cash, divided by last twelve months recurring EBITDA, all as reported by SNL Financial. Balances are adjusted to reflect company share of unconsolidated debt and NOI. For Aimco, leverage represents Aimco's share of property debt, preferred equity and any balance on the revolving credit facility, reduced by Aimco's share of cash, cash equivalents, restricted cash and investments in a securitization trust that holds Aimco property loans. See further information in Aimco's 4Q 2016 Earnings Release. (2) Refunding Risk is lower than Total Leverage because property debt balances are reduced by scheduled amortization funded from retained earnings and because perpetual preferred equity is not subject to mandatory refunding. Property debt amortization, Perpetual Preferred Equity Total Leverage / LTM EBITDA as of December 31, 2016 (1) Aimco Refunding Risk (2)

TEAM AND CULTURE

The underpinning of Aimco's success is a strong, stable team focused on a collaborative and productive culture.

TEAM ENGAGEMENT

- Out of hundreds of companies participating in the competition, Aimco is one of only three mid-sized companies recognized as a "Top Place to Work" in Colorado for the past four consecutive years.
- Aimco has maintained team engagement scores averaging above a 4 out of 5 score across the company for the past four years.


TOP WORK PLACES 2013
TOP WORK PLACES 2014
TOP WORK PLACES 2015
TOP WORK PLACES 2016

One of only three mid-size companies to be recognized as a **"Top Place to Work"** for the past four years

TALENT AND SUCCESSION PLANNING

- Aimco maintains an executive talent pipeline for every executive officer position, including the CEO position.
- The Company maintains a forward-looking approach to succession. Positions are filled considering the business strategy and needs at the time of a vacancy and the candidate's skills, experience, expertise, leadership and fit.
- The Aimco Board of Directors is actively involved in succession planning. The Compensation and Human Resources Committee reviews in detail the executive talent pipeline at least once per year and is provided with regular updates on succession candidate development progress. The Board is provided exposure to succession candidates for executive officer positions.


Team Engagement
5
4
3
2
1
0
4.24
4.28
4.26
4.19
4.24
2013
2014
2015
2016
4 Year Average

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18 AIMCO SENIOR LEADERSHIP TEAM Terry is a life-long entrepreneur focused on business, politics and family. Terry has been an active real estate investor for more than 45 years, serving four REITs as CEO. Through the Considine Companies, Terry has invested in real estate, television broadcasting, convenience stores, environmental services, and venture capital. Terry contributed his apartment business to the formation of Aimco, led the Aimco IPO in 1994, and has served as Aimco Chairman/CEO since that time. Terry has also been active in politics, elected twice to the Colorado Senate and holding leadership roles in numerous campaigns and political organizations. He is a director of the Lynde and Harry Bradley Foundation in Milwaukee, Wisconsin and Intrepid Potash (NYSE: IPI) in Denver, Colorado. Terry has been married for 40 years to his wife Betsy. Together, they are actively involved in education reform and also ranching in western Colorado. Most of all, they enjoy three adult children, their spouses, and two remarkable grandchildren. Terry Considine Chairman of the Board & Chief Executive Officer

19 AIMCO SENIOR LEADERSHIP TEAM John was appointed Executive Vice President and Chief Investment Officer in August 2013. Prior to that, he served as Executive Vice President, Transactions beginning in January 2011. He joined Aimco as Senior Vice President-Development in June 2006. John serves as chairman of Aimco's investment committee. He is also responsible for development activities and portfolio management. Prior to joining Aimco, John spent over 20 years with Prologis, Inc. and Catellus Development Corporation in a variety of executive positions, including those with responsibility for transactions, fund management, asset management, leasing, and operations. John and his wife Sheri have nine children, live in Littleton, Colorado, and are anxiously engaged in all the excitement that comes with a big family. John E. Bezzant Executive Vice President & Chief Investment Officer Paul joined Aimco in 2008 as Senior Vice President and Chief Accounting Officer. Prior to joining Aimco, from October 2007 to March 2008, he served as Chief Financial Officer of APRO Residential Fund. Prior to that, from May 2005 to September 2007, Paul served as Chief Financial Officer of America First Apartment Investors, Inc., then a publicly traded company. From 1996 to 2005, Paul was with the firm of Deloitte & Touche, LLP, serving in numerous roles, including Audit Senior Manager and in the firm's national office as an Audit Manager in SEC Services. Paul is a certified public accountant. Paul Beldin Executive Vice President & Chief Financial Officer

20 AIMCO SENIOR LEADERSHIP TEAM Miles was promoted to Executive Vice President and Chief Administrative Officer in December 2007. He is responsible for administration, government relations, communications, special projects, and chairs the Senior Leadership Team. Miles joined Aimco in August 2001 as Executive Vice President, General Counsel and Secretary. Prior to joining the Aimco, he practiced law in Denver, Colorado since 1970 and served as president of both the Colorado Bar Association and the Denver Bar Association. For over ten years he was recognized in "Best Lawyers in America" and in 2001 was the Denver Business Journal's "Law Executive of the Year." He served with the First Infantry Division in Vietnam in 1969, where he was awarded the Bronze Star, the Air Medal and the Army Commendation Medal. Miles has been a trustee of his alma mater Trinity University since 2005 and serves on the board of directors of the Tragedy Assistance Program for Survivors and the Colorado Open Golf Foundation. He is married to Jan Cortez, and they have four children and five grandchildren. He is an avid tennis player and golfer, and speaks Spanish. Miles Cortez Executive Vice President & Chief Administrative Officer Lisa was appointed Executive Vice President, General Counsel and Secretary in December 2007. In addition to serving as general counsel, Lisa has responsibility for insurance and risk management, human resources, compliance and asset quality and service. She is also responsible for certain of Aimco's acquisition and disposition activities. Lisa has previously served as chairman of Aimco's investment committee. She joined Aimco in July 2002 as Vice President, Assistant General Counsel and Assistant Secretary and was promoted to Senior Vice President in July 2004. Prior to joining Aimco, Lisa was engaged in the private practice of law at Hogan & Hartson LLP (now Hogan Lovells), with an emphasis on public and private mergers and acquisitions, venture capital financing, securities and corporate governance. Prior to private practice, she spent two years as a Federal judicial law clerk. Lisa earned her degree in Public Policy from Stanford University and earned her law degree from Harvard Law School. She serves on the Board of Trustees of the Rose Community Foundation and is actively involved in the Denver community. Lisa and her husband, Rich, have one son. Lisa R. Cohn Executive Vice President, General Counsel, Secretary and Investment Committee Chairman

21 AIMCO SENIOR LEADERSHIP TEAM Keith was born in Pittsburgh, Pennsylvania and is a diehard Steelers fan. In 1976, his family moved to Southern California where he quickly acclimated to the beautiful beaches and took up his passion for surfing. Keith is married to his wonderful wife Leyla, and they have two beautiful children and now reside in Colorado. Keith began his career in the multifamily real estate business in 1992 as a leasing consultant and onsite manager, where he learned the day-to-day operations and cultivated a keen connection to onsite teams. He joined Aimco in March 2002 as a Regional Manager and in March 2006 was promoted to Regional Vice President - Property Operations for California. In September 2008, Keith was appointed Area Vice President - Property Operations for the western United States. In January 2011, Keith was promoted to Executive Vice President - Property Operations heading our national operations. Keith M. Kimmel Executive Vice President – Property Operations Patti Fielding Executive Vice President, Redevelopment & Treasurer Patti was appointed Executive Vice President - Securities and Debt in February 2003, and Treasurer in January 2005. In 2014, she assumed responsibility for redevelopment. In addition to redevelopment, she remains responsible for debt financing and treasury. Patti has previously served as chairman of Aimco's investment committee. From January 2000 to February 2003, she served as Senior Vice President - Securities and Debt. Patti joined Aimco as a Vice President in February 1997. Prior to joining Aimco, she was with Hanover Capital from 1996 to1997, and from 1993 to 1995 she was Vice Chairman, Senior Vice President and Co-Founder of CapSource Funding Corp. Patti was also a Group Vice President with Duff & Phelps Rating Company from 1987 to 1993 and a commercial real estate appraiser with American Appraisal for three years.

22 FORWARD LOOKING STATEMENTS & OTHER INFORMATION This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of full year 2017 results, including but not limited to: Pro forma FFO and selected components thereof; AFFO; Aimco redevelopment and development investments, timelines and Net Operating Income contribution; expectations regarding sales of Aimco apartment communities and the use of proceeds thereof; and Aimco liquidity and leverage metrics. These forward-looking statements are based on management's judgment as of this date, which is subject to risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rate and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; Aimco's ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to Aimco redevelopments and developments; and Aimco's ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond Aimco's control, including, without limitation: • Real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing of acquisitions, dispositions, redevelopments and developments; and changes in operating costs, including energy costs; • Financing risks, including the availability and cost of capital markets' financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; and the risk that earnings may not be sufficient to maintain compliance with debt covenants; • Insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; and • Legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect Aimco and interpretations of those regulations; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. • In addition, Aimco's current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on Aimco's ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled "Risk Factors" in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2016, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This press release does not constitute an offer of securities for sale. Glossary & Reconciliations of Non-GAAP Financial and Operating Measures Financial and operating measures discussed in this document include certain financial measures used by Aimco management, some of which are measures not defined under accounting principles generally accepted in the United States, or GAAP. These measures are defined in the Glossary and Reconciliations of Non-GAAP Financial and Operating Measures included in Aimco's Fourth Quarter 2016 Earnings Release dated February 2, 2017.